AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED
                     AS OF OCTOBER 26, 1998


           This Amendment No. 2 (this "Amendment"), dated as of March 31, 1999, is made by and among CAREER EDUCATION CORPORATION, a Delaware corporation (the "Parent"), ACADEMIE INTERNATIONALE du DESIGN INC., a Quebec corporation ("IAMD-
Montreal"), INTERNATIONAL ACADEMY OF MERCHANDISING & DESIGN (CANADA) LTD., an Ontario corporation ("IAMD (CANADA)", and together with IAMD-Montreal, collectively, the "Co-Borrowers"), the financial institutions party hereto (the "Lenders"), LASALLE NATIONAL BANK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and THE BANK OF NOVA SCOTIA ("Scotia Bank"), as foreign currency agent for the Lenders (in such capacity, the "Foreign Currency Agent"; and together with the Administrative Agent, collectively, called the
"Agents"). Terms defined in the Credit Agreement (as defined below) shall have the same respective meanings when used herein and the provisions of Sections 1.2 and 1.3 of the Credit Agreement shall apply, mutatis mutandis, to this Amendment.

                     W I T N E S S E T H :

          WHEREAS, the parties hereto are parties to that certain Amended and Restated Credit Agreement, dated as of October 26, 1998 (as amended and in effect on the date hereof, the "Existing Credit Agreement" and as amended and modified by this Amendment, the "Credit Agreement");

            WHEREAS,  the  Parent  and  the   Co-Borrowers   have
requested that the Lenders increase the aggregate Revolving  Loan
Commitment  of  the Lenders to $90,000,000 and the  aggregate  LC
Commitment of the Lenders to $50,000,000; and

           WHEREAS, the Lenders are willing to amend and modify the Existing Credit Agreement on the terms and conditions contained herein;

           NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which is hereby acknowledged), the parties hereto, intending legally to be bound, hereby agree as follows:

           1. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 5 below, the Existing
Credit Agreement is hereby amended as follows:

           (a)   Section  2.1  is amended  be  deleting  the
     reference   to  "$60,000,000"  contained  therein   and
     replacing it with "$90,000,000";

           (b)   Section  2.2  is amended  be  deleting  the
     reference   to  "$35,000,000"  contained  therein   and
     replacing it with "$50,000,000"; and

          (c) Schedule 2.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with
     Schedule 1 hereto.

          2. Documents Remain in Effect. Except as amended and modified by this Amendment, the Existing Credit Agreement remains in full force and effect and the Parent and each of the Co-Borrowers confirms that its representations, warranties, agreements and covenants contained in, and obligations and liabilities under, the Credit Agreement and each of the other Related Documents are true and correct in all material respects as if made on the date hereof, except where such representation, warranty, agreement or covenant speaks as of a specified date.

           3.   References in Other Documents.  References to the
Existing Credit Agreement in any other document shall be deemed to include a reference to the Credit Agreement, whether or not reference is made to this Amendment.

           4.    Representations.  The Parent and each of the Co-
Borrowers hereby represents and warrants to the Lenders and the Agents that:

           (a) The execution, delivery and performance of this Amendment and the Restated Notes (as defined below) are within the Parent's and the Co-Borrowers' corporate authority, have been duly authorized by all necessary corporate action, have received all necessary consents and approvals (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the Certificate of Incorporation or By-laws of the Borrower, the Co-Borrowers or their respective Subsidiaries, or of any other agreement binding upon the Borrower, the Co-Borrowers or their respective Subsidiaries or their respective property;

            (b) This Amendment and the Restated Notes constitute the legal, valid, and binding obligation of the Parent and the Co-Borrowers (to the extent party thereto), enforceable against the Parent and the Co-Borrowers in accordance with their respective terms; and

           (c) No Default has occurred and is continuing or will result from this Amendment or the Restated Notes.

           5. Conditions Precedent. The effectiveness of this Amendment is subject to the receipt by the Administrative Agent of each of the following, each appropriately completed and duly executed as required and otherwise in form and substance satisfactory to the Administrative Agent:

           (a) Certified copies of resolutions of the Board of Directors of the Parent authorizing or ratifying the execution, delivery and performance by the Parent of this Amendment and the Restated Notes (to the extent a party thereto);
          (b) A certificate of the President or a Vice-President of the Parent that all necessary consents or approvals with respect to this Amendment and the Restated Notes have been obtained;

           (c) A certificate of the Secretary or Assistant Secretary of the Parent, certifying the name(s) of the officer(s) of the Parent authorized to sign this Amendment, the Restated Notes and the documents related hereto on behalf of the Parent;

           (d) Restated Revolving Notes, in the form of Exhibit A, for each of the Lenders in an amount equal to their respective Revolving Loan Commitment with respect to the funding of Revolving Loans in Dollars (collectively, the "Restated Notes");

           (e) An opinion of Katten Muchin & Zavis covering those matters set forth in clauses (a) and (b) of
     Section 4 as to the Parent and such other legal matters as the Administrative Agent or its counsel may request;

          (f) The Parent shall pay the Administrative Agent, for the benefit of the Lenders, an amendment fee equal to $75,000; and

           (g) Such other instruments, agreements and documents as the Administrative Agent may reasonably request, in each case duly executed as required and otherwise in form and substance satisfactory to the Lenders.

          6.   Miscellaneous.

           (a)   Section headings used in this Amendment are  for
convenience  of  reference  only,  and  shall  not   affect   the
construction of this Amendment.

           (b) This Amendment and any amendment hereof or supplement hereto may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

           (c) This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois, without giving effect to principles of conflicts of laws.

          (d) All obligations of the Parent and Co-Borrowers and rights of the Lenders and the Agents, that are expressed herein, shall be in addition to and not in limitation to those provided by applicable law.

            (e) Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

           (f) This Amendment shall be binding upon the Parent, the Co-Borrowers, the Lenders, and the Agents and their respective successors and assigns, and shall inure to the benefit of the Parent, the Co-Borrowers, the Lenders, and the Agents and their respective successors and assigns.


                    *          *          *
           IN WITNESS WHEREOF, the parties hereto have caused the execution and delivery hereof by their respective representatives thereunto duly authorized as of the date first herein appearing.


                              CAREER EDUCATION CORPORATION

                              By:    /s/ WILLIAM A. KLETTKE
                              Name:      William A. Klettke
                              Title:     Chief Financial Officer


                              INTERNATIONAL ACADEMY OF
                              MERCHANDISING & DESIGN (CANADA) LTD.


                              By:    /s/ WILLIAM A. KLETTKE
                              Name:      William A. Klettke
                              Title:     Vice President and Treasurer


                              ACADEMIE INTERNATIONALE du DESIGN INC.


                              By:    /s/ WILLIAM A. KLETTKE
                              Name:      William A. Klettke
                              Title:     Vice President and Treasurer


                              LASALLE NATIONAL BANK, in its
                               individual corporate capacity and
                               as Administrative Agent

                              By:    /s/ DAVID F. MOHR
                              Name:      David F. Mohr
                              Title:     Assistant Vice President


                              THE BANK OF NOVA SCOTIA, in its
                               individual corporate capacity and
                               as Foreign Currency Agent

                              By:    /s/ F.C.H. ASHBY
                              Name:      F.C.H. Ashby
                              Title:     Senior Manager Loan Operations


                              ABN AMRO BANK CANADA, in its
                               individual corporate capacity

                              By:    /s/ DAVID MOORE
                              Name:      David Moore
                              Title:     Vice President

                              By:    /s/ JOHN GLEASON
                              Name:      John Gleason
                              Title:     G.V.P.


                              NATIONAL CITY BANK, in its
                               individual corporate capacity

                              By:    /s/ MATTHEW R. KLINGER
                              Name:      Matthew R. Klinger
                              Title:     Assistant Vice President


                              COMERICA BANK, in its
                               individual corporate capacity

                              By:   /s/ GREGORY N. BLOCK
                              Name:     Gregory N. Block
                              Title:    Vice President


                              HARRIS  TRUST AND SAVINGS BANK,  in
                              its individual corporate capacity

                              By:   /s/ M. JAMES BARRY, III
                              Name:     M. James Barry, III
                              Title:    Vice President

                              UNION BANK OF CALIFORNIA, N.A.,  in
                              its individual corporate capacity

                              By:   /s/ STEPHEN R. SWEENEY
                              Name:     Stephen R. Sweeney
                              Title:    Vice President


                              THE   BANK  OF  MONTREAL,  in   its
                              individual corporate capacity

                              By:   /s/ MICHAEL W. MCADAM
                              Name:     Michael W. McAdam
                              Title:    Relationship Manager